As filed with the Securities and Exchange Commission on December 3, 2024

Registration No. 333-253682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VIZIO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	3651	85-4185335
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VIZIO Holding Corp.

39 Tesla

Irvine, California 92618

(949) 428-2525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gordon Y. Allison

Vice President

VIZIO Holding Corp.

702 S.W. 8th Street

Bentonville, Arkansas

(479) 273-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard E. Climan

Jane Ross

Katherine Keeley

Hogan Lovells US LLP

855 Main Street, Suite 200

Redwood City, California 94063

(650) 463-4000

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement originally filed on Form S-1 (File No. 333-253682) (the “Registration Statement”), is being filed by VIZIO Holding Corp., a Delaware corporation (the “Registrant”).

On December 3, 2024, pursuant to an Agreement and Plan of Merger, dated February 19, 2024, by and among Walmart Inc., a Delaware corporation (“Walmart”), Vista Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Walmart (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Walmart (the “Merger”).

As a result of the Merger, the Registrant is terminating any and all offerings of its securities pursuant to the Registration Statement and deregistering the remaining shares of Class A common stock (the “Shares”) registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all of the Shares that had been registered for issuance that remain unsold at the termination of the offering. The Registrant hereby removes from registration any and all such Shares registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares. Following effectiveness of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant intends to file a Form 15 to terminate its duty to file reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 3, 2024.

VIZIO HOLDING CORP.

By:	/s/ Gordon Y. Allison
Name: Gordon Y. Allison
Title: Vice President

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.